Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of International Microcomputer Software, Inc. (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-QSB for the three-month period ended September 30, 2004, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) or 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2004

By: /s/ Martin Wade, III
Martin Wade, III
Director & Chief Executive Officer

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